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                                CREDIT AGREEMENT

                                  BY AND AMONG

                             HAWAIIAN HOLDINGS, INC.

                             AS PARENT AND GUARANTOR

                                       AND

                             HAWAIIAN AIRLINES, INC.

                                  AS BORROWER,

                                       AND

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                       AND

                          CANYON CAPITAL ADVISORS, LLC,

                                    AS AGENT

                            DATED AS OF JUNE 2, 2005

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     4.7      State of Incorporation; Location of Chief Executive Office;
              Organizational Identification Number; Commercial Tort

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     16.8     Integration.....................................................32

     16.9     Public Disclosure...............................................32

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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of June 2,
2005, by and among HAWAIIAN HOLDINGS, INC., a Delaware corporation ("Parent"),
HAWAIIAN AIRLINES, INC., a Delaware corporation ("Borrower"), the lenders from time to time party hereto (collectively, the "Lenders") and CANYON CAPITAL
ADVISORS LLC, a Delaware limited liability company, in its capacity as agent for the Lenders (in such capacity, and together with its successors and assigns in such capacity, the "Agent"), and.

         The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term
"financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes"
and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words
"hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this
Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan
Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 TERM LOAN.

         (a) Subject to the terms and conditions of this Agreement, on the
Closing Date the each Lender agrees (severally, not jointly or jointly and severally) to make a term loan to Borrower in an amount equal to such Lender's
Pro Rata Share of $25,000,000, which amount shall include such Lender's Pro Rata
Share of the OID Amount (the "Term Loan"). The amount of the Term Loan funded by
Lender to Borrower on the Closing Date shall be reduced by the OID Amount. The
Term Loan shall be evidenced by a promissory Note in the form of Exhibit N-1
(the "Note"), and the Borrower shall execute and deliver the Note to Agent, for the benefit of the Lenders. The Note shall represent the obligation of Borrower to pay to Agent, for the benefit of the Lenders, the full principal amount of the Term Loan, together with interest therein as prescribed in Section 2.3.
Interest on the Term Loan shall be payable quarterly in arrears, on the last
Business Day of each calendar quarter, commencing on September 30, 2005 at the applicable interest rate set forth in Section 2.3.

         (b) The principal and all accrued but unpaid interest on the Term Loan shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof, and
(iii) the date of termination of this Agreement pursuant to Section 8.1(b). All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

     2.2 PAYMENTS.

         (a) PAYMENTS BY BORROWER. Except as otherwise expressly provided herein, all payments by Borrower to Agent or any Lender shall be made to the
Agent's Account or Lender's Account for such Lender, as the case may be, and shall be made in immediately available funds, no later than 11:00 a.m.
(California time) on the date specified herein. Any payment received by Agent or any Lender, as the case may be, later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

         (b) APPORTIONMENT AND APPLICATION.

             (i) Except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares.
All payments shall be remitted by Borrower to the applicable Lender to the
Lender's Account for such Lender and all such payments, and all proceeds of
Collateral received by Agent, shall be applied as follows:

                 (A) first, ratably to pay any Expenses then due to Agent or any of the Lenders under the Loan Documents, until paid in full,

                 (B) second, ratably to pay any fees or premiums (including Term
Loan Prepayment Fees, if any) then due to Agent or any of the Lenders under the
Loan Documents until paid in full,

                 (C) third, to pay interest due in respect of the Term Loan until paid in full,

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                 (D) fourth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the
Term Loan until paid in full,

                 (E) fifth, to Borrower (to be wired to the Designated Account)
or such other Person entitled thereto under applicable law.

             (ii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.2(b)(i) shall not apply to any payment made by
Borrower and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

             (iii) For purposes of Section 2.2(b)(i), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency
Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

             (iv) In the event of a direct conflict between the priority provisions of this Section 2.2 and any other provision contained in any other
Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2 shall control and govern.

         (c) MANDATORY PREPAYMENTS.

             (i) From and after the date on which the Discharge of First Lien
Obligation occurs, immediately upon any voluntary or involuntary sale or disposition of property or assets of Parent (other than Stock owned by Parent that is not the Stock of Borrower or any of Borrower's Subsidiaries), Borrower,
or any of Borrower's Subsidiaries (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions),
Borrower shall prepay the outstanding principal balance of the Term Loan plus any Term Loan Prepayment Fee in an amount equal to 100% of the Net Cash Proceeds in excess of $250,000 per year received by all such Persons, in the aggregate, in connection with such sales or dispositions; provided that, so long as (A) no
Event of Default shall have occurred and is continuing, (B) Borrower shall have given Agent and each Lender prior written notice of Parent's, Borrower, or
Borrower's Subsidiaries' intention to apply such Net Cash Proceeds to the costs of replacement of the properties or assets which are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Parent and Borrower and its Subsidiaries, (C) such Net Cash
Proceeds are held in a Deposit Account in which Agent has a perfected security interest (subject only to the security interest under the Bank Credit
Documents), and (D) Parent, Borrower, and Borrower's Subsidiaries complete such replacement, repair, purchase or construction within 180 days after the initial receipt of such Net Cash Proceeds (or enter into a commitment for such replacement, repair, purchase or construction within 180 days after the initial receipt of such Net Cash Proceeds so long as such replacement, purchase, or construction is completed within 270 days after the initial receipt of such Net
Cash Proceeds), Parent, Borrower and Borrower's Subsidiaries shall have the option to apply such Net Cash Proceeds to the costs of replacement or repair of the property or assets which are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of
Parent, Borrower, and Borrower's Subsidiaries unless and to the extent that (x)
such applicable period shall have expired without such replacement, repair, purchase or construction being made or completed or (y) any Event of Default occurs and is continuing (and in the case of either (x) or (y), any amounts remaining in the cash collateral account shall be paid to each Lender and applied

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as set forth above). Nothing contained in this subclause (i) shall permit
Parent, Borrower, or any of Borrower's Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

             (ii) From and after the date on which Discharge of First Lien
Obligations occurs, after the occurrence and during the continuation of an Event of Default, and immediately upon the receipt by Parent, Borrower, or any of
Borrower's Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal balance of the Term Loan and any applicable Term Loan
Prepayment Fee in an amount equal to 100% of such Extraordinary Receipts, net of any fees, commissions, and expenses incurred (including taxes paid, payable, or estimated to be payable) in collecting or receiving such Extraordinary Receipts.

             (iii) Notwithstanding Section 2.2(d)(i) below, so long as no
Default or Event of Default (under, and as each such term is defined in, the
Bank Credit Agreement) has occurred and is continuing or would result therefrom, if at any time prior to December 31, 2005, Parent consummates a market rate debt financing constituting Permitted Parent Indebtedness, which debt, by its terms, is convertible or exchangeable by the investor therein into Stock of Parent
("Convertible Indebtedness"), Borrower shall (i) if the Net Cash Proceeds of such Indebtedness are less than or equal to $60,000,000, use such Net Cash
Proceeds to permanently prepay the Subordinated Notes and (ii) if the Net Cash
Proceeds are greater than $60,000,000, use such excess Net Cash Proceeds to permanently prepay the Term Loan at a prepayment price equal to (i) the then outstanding principal balance of the Term Loan so prepaid plus (ii) 2.5% of such outstanding principal balance of the Term Loan. The Lenders shall have the right to purchase an aggregate principal amount of such Convertible Indebtedness of up to $25,000,000 in the aggregate, which purchase shall be on the same terms and conditions as such Convertible Indebtedness is offered to the other investors therein. In the event Parent proposes consummating such a Convertible
Indebtedness transaction, Parent shall give written notice (each a "Prepayment
Notice") to each Lender not fewer than 15 Business Days prior to the date on which Parent anticipates closing such transaction, which notice shall (A)
specify the proposed closing date and (B) describe the pertinent business terms of such Convertible Indebtedness transaction, including aggregate principal amount, conversion or exchange rate, interest rate and term. Any Lender electing to participate in the Convertible Indebtedness shall do so by returning the
Prepayment Notice to Parent not fewer than 10 days prior to the proposed closing date set forth in the Prepayment Notice.

         (d) OPTIONAL PREPAYMENTS.

             (i) Borrower has the option, at any time, upon not less than 10 days prior written notice to each Lender, to prepay all or any portion of the
Term Loan at a prepayment price equal to (i) the aggregate principal amount so prepaid plus (ii) the then applicable Term Loan Prepayment Fee. Any principal amount of the Term Loan that is repaid or prepaid pursuant to the provisions of this Agreement may not be reborrowed.

             (ii) Any notice of prepayment delivered by Borrower under this
Section 2.2(d) shall be irrevocable on delivery thereof.

         (e) APPLICATION OF PAYMENTS. Each such prepayment of the Term Loan shall be applied as set forth in Section 2.2(b)(i).

     2.3 INTEREST RATES AND CALCULATIONS.

         (a) INTEREST RATE. Except as provided in clause (b) below, all
Obligations shall bear interest at a per annum rate equal to ten percent (10%).

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         (b) DEFAULT RATE. Upon the occurrence and during the continuation of an
Event of Default (and at the election of the Required Lenders), all Obligations of Borrower shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder.

         (c) COMPUTATION. All interest and fees chargeable under the Loan
Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. (d) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this
Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.4 CASH MANAGEMENT.

         (a) Parent and Borrower shall and Borrower shall cause each of its
Subsidiaries to (i) establish on the Closing Date cash management services of a type and on terms satisfactory to the Required Lenders and maintain from and after the Closing Date cash management services of a type and on terms similar to those cash management services established on the Closing Date (it being understood that the cash management services established on the Closing Date are satisfactory to the Required Lenders), at one or more of the banks set forth on
Schedule 2.4(a) (each a "Cash Management Bank"), (ii) request in writing and otherwise take such reasonable steps to ensure that all of its and its
Subsidiaries' Account Debtors and Credit Card Processors forward payment of the amounts owed by them directly to such Cash Management Bank, and (iii) deposit or cause to be deposited promptly, and in any event no later than the first
Business Day after the date of receipt thereof, all of their Collections
(including those sent directly by their Account Debtors and Credit Card
Processors to Parent, Borrower, or one of Borrower's Subsidiaries) into a bank account in Parent's, Borrower's, or such Subsidiary's name (a "Cash Management
Account") at one of the Cash Management Banks.

         (b) On or prior to the date hereof, each Cash Management Bank shall establish and maintain Cash Management Agreements with Bank Credit Agent,
Parent, Borrower, and Borrower's Subsidiaries. Each such Cash Management
Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by the Bank Credit Agent directing the disposition of the funds in such Cash Management Account without further consent by Parent, Borrower, or Borrower's Subsidiaries, as applicable, (ii) the
Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such
Cash Management Account and for returned checks or other items of payment, and
(iii) from and after the date that the Cash Management Bank receives written notification from the Bank Credit Agent (each, a "Trigger Notice"), the Cash
Management Bank will forward, by daily sweep, all amounts in the applicable Cash
Management Account to the Deposit Account identified in the Cash Management
Agreement as the Bank Credit Agent's Deposit Account. Agent and Lenders agree that until the date on which the Discharge of First Lien Obligations occurs, a
Trigger Notice shall be delivered to any Cash Management Bank only in accordance with Section 2.7 of the Bank Credit Agreement.

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         (c) Not later than the date on which the Discharge of First Lien
Obligations occurs, each Cash Management Bank shall establish and maintain Cash
Management Agreements with Agent, Parent, Borrower, and Borrower's Subsidiaries.
Further, each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by the Agent directing the disposition of the funds in such Cash Management
Account without further consent by Parent, Borrower, or Borrower's Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after the date that the Cash
Management Bank receives a Trigger Notice from Agent, the Cash Management Bank will forward, by daily sweep, all amounts in the applicable Cash Management
Account to the Deposit Account identified in the Cash Management Agreement as the Agent's Deposit Account. Agent and Lenders agree that from and after the
Discharge of First Lien Obligations, a Trigger Notice shall be delivered to any
Cash Management Bank only upon the occurrence of one of the following events
(each, a "Triggering Event"): (A) an Event of Default has occurred and is continuing, or (B) Agent reasonably believes based upon information available to it that an Event of Default has occurred and is continuing, or (C) Agent reasonably believes based upon information available to it that the cash management system described in this Section 2.4 has been compromised. Once a
Triggering Event has occurred, Agent shall be free to exercise its right to issue such Trigger Notice and the subsequent elimination, cure, or waiver of such Triggering Event shall not eliminate the effectiveness of such Trigger
Notice.

         (d) Schedule 2.4(d) sets forth all of Parent's, Borrower's and each of
Borrower's Subsidiaries' Credit Card Processors. Parent and Borrower shall establish and maintain (and Borrower shall cause its Subsidiaries that receive
Collections through credit card charges to establish and maintain) Credit Card
Agreements with Bank Credit Agent, Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such
Credit Card Processor shall transfer all proceeds of credit card charges for sales by Parent, Borrower, or such Subsidiary, as applicable, received by it (or other amounts payable by such Credit Card Processor) into a Cash Management
Account on a daily basis. Neither Parent, Borrower, nor any Subsidiary of
Borrower may change the designation of a Cash Management Account in any Credit
Card Agreement as the Deposit Account to which all such proceeds must be transferred without the prior written consent of Agent, and neither Parent,
Borrower, nor any Subsidiary of Borrower shall cause the proceeds of credit card charges to be transferred to any Deposit Account other than a Cash Management
Account.

         (e) So long as no Event of Default has occurred and is continuing,
Borrower may amend Schedule 2.4(a) or Schedule 2.4(d) to add or replace a Cash
Management Bank, Cash Management Account, or Credit Card Processor; provided, however, that (i) prior to the time of the opening of such Cash Management
Account, Parent, Borrower (or Borrower's Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a
Cash Management Agreement, and (ii) prior to adding or replacing such Credit
Card Processor, Parent, Borrower (or Borrower's Subsidiary, as applicable) and such prospective Credit Card Processor shall have executed and delivered to
Agent a Credit Card Agreement.

         (f) Each Cash Management Account shall be subject to a Control
Agreement.

     2.5 CREDITING PAYMENTS. The receipt of any payment item by Agent or any
Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's
Account or Lender's Account for such Lender, as the case may be, or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have

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made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent or such Lender only if it is received into Agent's Account or the Lender's Account for such Lender, as the case may be, on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into
Agent's Account or the Lender's Account for such Lender, as the case may be, on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent or such Lender, as the case may be, as of the opening of business on the immediately following Business Day

     2.6 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental
Authority charged with the administration thereof, or (ii) compliance by such
Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such
Lender may notify Borrower and Agent thereof. Following receipt of such notice,
Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); provided, however, that Borrower shall not be required to compensate such Lender pursuant to this Section 2.6 for such reduction of rate of return of capital incurred more than 180 days prior to the date that such Lender delivers such statement. In determining such amount, such
Lender may use any reasonable averaging and attribution methods.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE TERM LOAN. The obligation of each Lender to make the Term Loan, is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1
(the making of the Term Loan being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

     3.2 TERM. This Agreement shall continue in full force and effect for a term ending on June 2, 2008 (the "Maturity Date"), unless earlier terminated in accordance with Section 8.

     3.3 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge
Parent, Borrower, or Borrower's Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full. When this Agreement has been terminated and all of the Obligations have been paid in full, Agent will, at Borrower's sole expense, execute and deliver any termination statements, Lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and Liens previously filed by Agent with respect to the
Obligations.

                                      -7-

     3.4 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 45 days prior written notice to Agent and each Lender, to terminate this
Agreement by paying to Lenders, in cash, the Obligations in full, together with any Term Loan Prepayment Fee. If Borrower has sent a notice of termination pursuant to the provisions of this Section, Borrower shall be obligated to repay the Obligations in full, on the date set forth as the date of termination of this Agreement set forth in such notice.

4.   REPRESENTATIONS AND WARRANTIES.

         In order to induce Lenders to enter into this Agreement, each of
Borrower and each Guarantor makes the following representations and warranties to Lenders which shall be true, correct, and complete (in all material respects, to the extent not already so qualified), as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

     4.1 NO ENCUMBRANCES. Parent, Borrower, and Borrower's Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, if any, in each case, free and clear of Liens except for Permitted Liens.

     4.2 [INTENTIONALLY OMITTED].

     4.3 SPARE PARTS.

         (a) Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Spare Parts. Full legal and beneficial ownership to all Spare Parts are held by Borrower, free and clear of all Liens in the case of Spare Parts identified by Borrower as an Eligible Spare in the most recent Bank Borrowing Base Certificate submitted to Agent and free and clear of all Liens other than Permitted Liens in the case of all other Spare
Parts. Neither Parent nor any Subsidiaries of Borrower has or will have any ownership, title, Lien or other interest in any Spare Part.

         (b) Each Rotable and Expendable that is identified by Borrower as an
Eligible Spare Part in the most recent Bank Borrowing Base Certificate submitted to Agent is, as of the date of such Bank Borrowing Base Certificate, (i) of good and merchantable quality, free from defects, serviceable in accordance with
Borrower's Maintenance Program and its manufacturer's recommendations and limits, in good operating condition and ready for immediate use or operation in accordance with Borrower's Maintenance Program and has all serviceability tags applicable thereto and all related applicable back to birth records and all other documents required by Borrower's Maintenance Program, (ii) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Spare Parts, and (iii) accurately described in the most recent Bank Borrowing Base Certificate (including by manufacturer's serial number or manufacturer's part number, as applicable, if a serialized Spare Part and location).

         (c) Except to the extent expressly permitted by Section 5.17(b), the
Spare Parts of Borrower are in the possession and control of Borrower, held for use in Borrower's business, and only located at the locations identified on
Schedule 4.3(c) (as such Schedule may be updated pursuant to Section 5.17(b)).

         (d) Schedule 1.1(S) of the Engine and Spare Parts Security Agreement
contains a true and complete summary description by type and location of all of the Spare Parts owned by Borrower that are located in the United States (other than Spare Parts that are specifically excluded from Schedule

                                      -8-

1.1(S) pursuant to the terms of the Engine and Spare Parts Security Agreement)
as of each date that this representation and warranty is given. The Spare Parts on such Schedule 1.1(S) are covered by Warranties applicable thereto that are at least as extensive as the warranties that are maintained by similarly situated businesses in accordance with industry practice, and such Warranties are transferable at least to the extent that similar warranties are transferable
(without the consent of any other Person) in accordance with industry practice.
The Spare Parts located in the United States are primarily maintained for the purposes of installing such Spare Parts on Aircraft, Engines, Propellers, or
Appliances operated by Borrower.

         (e) Borrower possesses all necessary certificates, permits, rights, authorizations and concessions and consents which are material to the repair, refurbishment or overhaul of any of the Spare Parts (to the extent Borrower performs any of such actions) or to the maintenance, use, operation, or sale of any of the Spare Parts.

         (f) Borrower uses, stores, maintains, overhauls, repairs and refurbishes (or causes a duly authorized FAA repair station to maintain, overhaul, repair and refurbish) all Spare Parts and maintains books and records with respect thereto in compliance with the material requirements of applicable law (including the provision of FAA serviceability tags where applicable) and with the Borrower's Maintenance Program, except for such requirements of applicable law the validity or applicability of which are being protested by
Borrower so long as (i) such protest is instituted promptly and prosecuted diligently by Borrower in good faith, (ii) there is no material risk of any sale, forfeiture, or loss of any Spare Part or diminution in value of any Spare
Part as a result of such contest, (iii) there is no risk of any criminal liability, or any material civil liability, for Borrower, Agent or any Lender as a result of such contest, (iv) Agent is satisfied that while such contest is pending, there is no impairment of the enforceability, validity, or priority of any of Agent's Liens on the Spare Parts, and (v) there is no material risk of any adverse affect on the ownership interest of Borrower in such Spare Part.

     4.4 EQUIPMENT OTHER THAN SPARE PARTS. Except to the extent expressly permitted by Section 5.9, the Ground Equipment and each other material item of
Borrower's Equipment (other than Spare Parts, which are addressed in Section
4.3) are (a) in the possession and control of Borrower, (b) used or held for use in Borrower's business, (c) are in good working order, and (d) are only located at the locations identified on Schedule 4.4 (as such Schedule may be updated pursuant to Section 5.9(a)).

     4.5 [INTENTIONALLY OMITTED].

     4.6 [INTENTIONALLY OMITTED].

     4.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE;
ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

         (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Parent, Borrower, and each of Borrower's
Subsidiaries is set forth on Schedule 4.7(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

         (b) The chief executive office of Parent, Borrower, and each of
Borrower's Subsidiaries is located at the address indicated on Schedule 4.7(b)
(as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

         (c) Parent's, Borrower's, and each of Borrower's Subsidiaries'
organizational identification numbers, if any, are identified on Schedule 4.7(c)
(as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

                                      -9-

         (d) As of the Closing Date, Parent, Borrower's, and Borrower's
Subsidiaries do not hold any commercial tort claims, except as set forth on
Schedule 4.7(d).

     4.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Each of Borrower and each Guarantor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

         (b) [Intentionally Omitted].

         (c) Set forth on Schedule 4.8(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of Borrower and each of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii)
the number of shares of each class of common and preferred Stock authorized for
Borrower and each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by
Parent (in the case of Borrower) or Borrower (in the case of such Subsidiaries), as applicable. All of the outstanding capital Stock of Borrower and each such
Subsidiary has been validly issued and is fully paid and non-assessable.

         (d) Except as set forth on Schedule 4.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's or Borrower's
Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. None of Parent, Borrower, or any of Borrower's Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's or Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     4.9 DUE AUTHORIZATION; NO CONFLICT.

         (a) The execution, delivery, and performance by Borrower of this
Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

         (b) The execution, delivery, and performance by Borrower of this
Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any
material order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute
(with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of
Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

         (c) Other than the filing of financing statements, the recordation of the mortgages (if any), the recordation of the Engine and Spare Parts Security
Agreement, and other filings or actions necessary to perfect Liens granted to
Agent in the Collateral, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                                      -10-

         (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of
Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (e) The Agent's Liens are validly created and perfected Liens, second in priority only to the liens under the Bank Credit Documents and subject only to Permitted Liens.

         (f) The execution, delivery, and performance by each Guarantor of the
Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

         (g) The execution, delivery, and performance by each Guarantor of the
Loan Documents to which it is a party do not and will not (i) violate any provision of material federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any material order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute
(with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any
Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

         (h) Other than the filing of financing statements, the recordation of the mortgages (if any), the recordation of the Engine and Spare Parts Security
Agreement, and other filings or actions necessary to perfect Liens granted to
Agent in the Collateral, the execution, delivery, and performance by each
Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

         (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such
Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     4.10 LITIGATION. Other than those matters disclosed on Schedule 4.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent, threatened against
Parent, Borrower, or any of Borrower's Subsidiaries.

     4.11 NO MATERIAL ADVERSE CHANGE.

                                      -11-

         (a) All financial statements relating to Parent, Borrower, and
Borrower's Subsidiaries that have been delivered by Borrower to Agent and
Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects,
Parent's, Borrower's, and Borrower's Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended.

         (b) Neither the results of operations nor the financial condition of
Borrower and Borrower's Subsidiaries, taken as a whole, materially and adversely differ from the projected results of operations and the financial condition of
Borrower set forth in the Projections of Borrower delivered to Agent and Lenders on or about the Closing Date. There is no material impairment of Parent's,
Borrower's, or Borrower's Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Agent's ability to enforce the Obligations or realize upon the Collateral. There is no material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of
Parent, Borrower, or Borrower's Subsidiaries.

     4.12 FRAUDULENT TRANSFER.

         (a) Each of Parent, Borrower, and each of Borrower's Subsidiaries is
Solvent.

         (b) No transfer of property is being made by Parent, Borrower, or
Borrower's Subsidiaries and no obligation is being incurred by Parent, Borrower, or Borrower's Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent, Borrower, or Borrower's
Subsidiaries.

     4.13 EMPLOYEE BENEFITS. Schedule 4.13 sets forth each Benefit Plan. Except as otherwise set forth in Schedule 4.13, which may be updated pursuant to the requirements of Section 14.1: (i) each Benefit Plan (and each related trust, insurance contract, or fund) is and has at all times been operated in material compliance with its terms and with all applicable laws, including with out limitation ERISA and the IRC, (ii) each Benefit Plan (and each related trust, if any) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the
IRC, (iii) no Reportable Event has occurred, and to the knowledge of Borrower,
Parent, Borrower's Subsidiaries and all ERISA Affiliates, no Multiemployer Plan
is insolvent or in reorganization other than an insolvency or reorganization that could not reasonably be expected to result in liability in excess of
$1,000,000 or, if less, an amount that could result in a Material Adverse
Change, (iv) there is no Multiemployer Plan, and neither Borrower, Parent, any of Borrower's Subsidiaries nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Foreign Pension Plan, (v) no Benefit Plan has an Unfunded Benefit Liability in excess of $300,000,000 or, if less, an amount that could result in a Material Adverse Change, (vi) no Benefit Plan has
a material "accumulated funding deficiency", within the meaning of Section 412 of the IRC or Section 302 of ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the IRC or Section 303 or 304 of ERISA,
(vii) all contributions (other than de minimis contributions) required to be made with respect to a Benefit Plan have been timely made (including the quarterly contributions required by Section 412 of the IRC at the times specified in such Section), (viii) neither the Borrower, Parent, any of
Borrower's Subsidiaries or any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Benefit Plan or a Multiemployer Plan pursuant to Section 409,
502(i), 502(l), 515, 4062, 4064, 4069, 4201, 4204, or 4212 of ERISA or expects to incur any such material liability under any of the foregoing sections and no condition exists that presents a risk of incurring such

                                      -12-

material liability; (ix) no proceedings have been instituted to terminate or appoint a trustee to administer any Benefit Plan (under ERISA), (x) no action, suit, proceeding, hearing, audit, or investigation with respect to the administration, operation, or the investment of assets of any Benefit Plan
(other than routine claims for benefits), which could result in the imposition of liability on Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate in an amount in excess of $1,000,000, or, if less, an amount that could result in a Material Adverse Change, is pending, expected or to the knowledge of Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate threatened, (xi) the aggregate liabilities of the Borrower, Parent,
Borrower's Subsidiaries and all ERISA Affiliates to all Multiemployer Plans in
the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, based on a computation of withdrawal liability requested and received from each such Multiemployer Plan, would not exceed $1,000,000 or, if less, an amount that could result in a Material Adverse Change, (xii) no Lien has been imposed under the IRC or ERISA on the assets of Borrower, Parent, any of Borrower's
Subsidiaries or any ERISA Affiliate, or is likely to arise, on account of any
Benefit Plan, (xiii) except as otherwise required by the termination and funding requirements of ERISA and the IRC and any applicable collective bargaining agreements, Borrower, Parent, any of Borrower's Subsidiaries and any ERISA
Affiliate may, at any time and without material liability, terminate or cease making contributions to any "employee benefit plan", within the meaning of
Section 3(3) of ERISA, to which such Person maintains or makes (or has any liability to make) contributions, and (xiv) each group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the IRC) which covers or has covered employees or former employees of Borrower, Parent, any of Borrower's
Subsidiaries or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the IRC.

     4.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 4.14 and for other matters that could not reasonably be expected to result in a Material
Adverse Change, (a) to Parent's knowledge, none of Parent's, Borrower's or
Borrower's Subsidiaries' properties or assets has ever been used by Parent, its
Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) to Parent's knowledge, none of Parent's, Borrower's or Borrower's Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c)
none of Parent, Borrower, or any of Borrower's Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property operated by Parent, Borrower, or Borrower's Subsidiaries, and (d) none of Parent, Borrower, or Borrower's Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental
Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent, Borrower, or Borrower's Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

     4.15 INTELLECTUAL PROPERTY. Parent, Borrower, and Borrower's Subsidiaries
own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent, Borrower, or one of Borrower's
Subsidiaries is the owner or is an exclusive licensee; provided, however, that
Borrower may amend Schedule 4.15 so long as such amendment occurs by written notice to Agent and Lenders not less than 10 days before the date on which
Parent, Borrower, or any Subsidiary of Borrower acquires any such property after the Closing Date.

                                      -13-

     4.16 LEASES. Parent, Borrower, and Borrower's Subsidiaries enjoy peaceful and undisturbed possession under all Material Leases, and all Material Leases are valid and subsisting. No default by Parent, Borrower, or Borrower's
Subsidiaries exists and is continuing beyond the applicable grace period under any Material Lease, unless such default is the subject of a Permitted Protest.

     4.17 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 4.17 is a listing of all of Parent's, Borrower, and Borrower's Subsidiaries' Deposit
Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     4.18 COMPLETE DISCLOSURE. All factual information (taken as a whole)
furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents but excluding any information based on or constituting a forecast or projection) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender will be, is true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date (after the Closing Date) on which any other
Projections are delivered to Agent and each Lender, such additional Projections represent Parent's good faith estimate of its and its Subsidiaries future performance for the periods covered thereby based upon assumptions believed by
Parent to be reasonable at the time of the delivery thereof.

     4.19 INDEBTEDNESS. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of Parent, Borrower, and Borrower's Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the
Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness.

     4.20 AIR CARRIER. Borrower is a Certificated Air Carrier. Borrower
possesses all other necessary certificates, franchises, air carrier and other licenses, permits, rights, authorizations and concessions and consents which are material to the operation of Aircraft operated by it and routes flown by it and the conduct of its business and operations as currently conducted.

     4.21 AIRCRAFT, ENGINES, AND PROPELLERS. As of the Closing Date, neither
Parent nor any of its Subsidiaries owns or has title to any Aircraft, Engines, or Propellers.

     4.22 SLOTS, GATES AND ROUTES.

         (a) Set forth on Schedule 4.22 is a complete and accurate list of all
Slots, Gates, and Routes used, held by, contracted or licensed to, Parent and its Subsidiaries as of the Closing Date.

         (b) Parent, Borrower, and Borrower's Subsidiaries are utilizing the
Slots, Gates and Routes in a manner consistent with applicable contracts governing such Slots, Gates and Routes and applicable laws (including the rules and regulations of the FAA, the DOT or any other Governmental Authority or airport authority) in order to maintain its right to use such Slots, Gates and
Routes and where the failure to so maintain its right to use such Slots, Gates, and Routes would materially impair the Collateral. None of Parent, Borrower, or any of Borrower's Subsidiaries has received any notice from any Governmental
Authority, or is aware of any other event or circumstance, that would be reasonably

                                      -14-

likely to materially impair, or have a potential adverse effect upon, the utilization of the Slots, Gates and Routes.

     4.23 IRS CLAIM. Set forth on Schedule 4.23 is Borrower's repayment plan as of the Closing Date with respect to the IRS Tax Claim Indebtedness.

5.   AFFIRMATIVE COVENANTS.

         Each of Borrower and each Guarantor covenants and agrees that, until payment in full of the Obligations, each of Borrower and each Guarantor shall, and shall cause each of Parent's Subsidiaries to do all of the following:

     5.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

     5.2 COLLATERAL REPORTING. Provide Agent and each Lender with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition,
Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.2.

     5.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent and each
Lender each of the financial statements, reports, or other items set forth on
Schedule 5.3 at the times specified therein. In addition, Parent agrees that
Borrower will not have a fiscal year different from that of Parent.

     5.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to
Agent and each Lender, but only to the extent such Guarantor's financial statements are not consolidated with Parent's financial statements.

     5.5 INSPECTION. Permit Agent, each Lender and each of their duly authorized representatives or agents to visit any of Borrower's properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no
Default or Event of Default exists, such inspection (a) shall be with reasonable prior notice to Borrower, and (b) shall not interfere (other than indirectly)
with the operation or maintenance of Borrower's Aircraft.

     5.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not reasonably be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, where failure to so comply could reasonably be expected to result in a Material Adverse Change.

     5.7 TAXES. Cause all assessments and taxes (other than assessments or taxes in de minimis amounts), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, Borrower, Borrower's
Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a
Permitted Protest. Parent and Borrower will and Borrower will cause its
Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish

                                      -15-

Agent and each Lender with proof satisfactory to the Required Lenders indicating that Parent, Borrower, and Borrower's Subsidiaries have made such payments or deposits.

     5.8 INSURANCE.

         (a) At Borrower's expense, maintain insurance respecting its and its
Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses (including all-risk ground coverage of Spare Parts). Borrower also shall maintain business interruption, public liability, aircraft public liability insurance (including
(i) passenger legal liability, and (ii) if such insurance is then generally carried by major United States air carriers, aircraft war risk and allied perils insurance in accordance with London form AVN52C (as in effect on September 1,
2001 or in accordance with the FAA's Chapter 443 Aviation Insurance Policy as in effect on the date hereof) or its equivalent form reasonably acceptable to the
Required Lenders)), cargo liability insurance, and war risk and allied perils hull (including confiscation, expropriation, nationalization and seizure by a government other than the United States), terrorist and hijacking insurance, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts, against such risks, in such form, and with such insurance companies as are reasonably satisfactory to Required Lenders (it being understood that (x)
the insurance coverage reflected on the certificates of insurance delivered to
Agent on the Closing Date is acceptable to Agent and (y) an insurance company with the same financial strength, credit rating, and debt rating as the financial strength, credit rating, and debt rating, as of the Closing Date, of the insurance company that issues the certificates of insurance on the Closing
Date is acceptable to Agent). All hull and spares ground insurance shall be on an "agreed" value basis without right of replacement. All deductibles shall be in an amount reasonably satisfactory to Agent (it being understood that the deductibles reflected on the certificates of insurance delivered to Agent on the
Closing Date are acceptable to Agent). As soon as practicable after receipt by
Borrower thereof, Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as an additional insured. Following the
Discharge of First Lien Obligations, as soon as practicable after receipt thereof, Borrower shall deliver copies of all such policies naming Agent as sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance (except any policy of insurance placed with the FAA) or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice (7 in the case of war risk and allied perils coverage) to Agent in the event of cancellation of the policy for any reason whatsoever.

         (b) Borrower shall give Agent prompt notice of (i) any loss exceeding
$1,000,000 covered by such insurance, and (ii) any cancellation of any policy of insurance placed with the FAA. So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $500,000.
Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $500,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrower whatsoever in respect of such adjustments, other than liability that results from Agent's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction).

     5.9 EQUIPMENT (OTHER THAN SPARE PARTS)/CHIEF EXECUTIVE OFFICE.

     Keep Borrower's and its Subsidiaries' Equipment (other than Spare Parts, which are addressed in Section 5.17) only at the locations identified on
Schedule 4.4 (and not permit such Equipment to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman,

                                      -16-

FAA repair station, servicer, mechanic, vendor, supplier, or other Person) and their chief executive offices only at the locations identified on Schedule
4.7(b); provided, however, that:

         (a) Borrower may amend Schedule 4.4 or Schedule 4.7(b) to add additional locations so long as (i) such amendment occurs by written notice to
Agent not less than 10 days prior to the date on which such Equipment (other than Spare Parts) is moved to such new location or such chief executive office is relocated, (ii) such new location is within the United States, and (iii) with respect to any Equipment (other than Spare Parts) identified by Borrower as
Eligible Ground Equipment in any Bank Borrowing Base Certificate, within 90 days after the time of such written notification, Borrower provides Agent with evidence satisfactory to Agent that Borrower has used its best efforts to obtain a Collateral Access Agreement with respect to such new location (provided, however, that so long as Borrower provides Agent with evidence satisfactory to
Agent that Borrower has used its best efforts to obtain a Collateral Access
Agreement with respect to such new location, if Borrower fails to deliver to
Agent such Collateral Access Agreement within 90 days of the time of such written notification, no Event of Default shall have occurred, and Borrower shall not be required to obtain such Collateral Access Agreement to the extent
Borrower would not be required to do so under the Bank Credit Agreement);

         (b) so long as such transit is in the ordinary course of Borrower's business, Aircraft, Engines, and Propellers may be in transit between such locations;

         (c) any Equipment that is not Eligible Ground Equipment may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person for purposes of repair in the ordinary course of Borrower's business so long as no
Event of Default has occurred and is continuing or would result therefrom and the aggregate value of all such Equipment in the possession of or under the control of all such Persons, in the aggregate, does not exceed $250,000;

         (d) so long as such transit is in the ordinary course of Borrower's business, Borrower may move Equipment (other than Spare Parts) that is not
Eligible Ground Equipment from any location in the United States to any other location in the United States;

         (e) so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such transit is in the ordinary course of
Borrower's business, and (iii) the aggregate value of all Equipment (other than
Spare Parts) moved to all such foreign locations, in the aggregate, does not exceed $100,000, Borrower may move Equipment (other than Spare Parts) that is not Eligible Ground Equipment from any location in the United States to any location outside the United States (including locations outside the United
States where such Equipment is in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person); and

         (f) so long as such transit is in the ordinary course of Borrower's business, Borrower may move Equipment (other than Spare Parts) that is Eligible
Ground Equipment from any location outside the United States to any other location outside the United States.

     5.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including, without limitation, the rules, regulations standards and policies of the FAA, the DOT and any applicable similar body or Governmental Authority responsible for the regulation of commercial aviation in any applicable jurisdiction or having jurisdiction over the Parent, Borrower, or any of Borrower's
Subsidiaries), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

                                      -17-

     5.11 LEASES. Pay when due all rents and other amounts payable under any
Material Leases, unless such payments are the subject of a Permitted Protest.

     5.12 EXISTENCE. At all times preserve and keep in full force and effect
Parent's, Borrower's, and Borrower's Subsidiaries valid existence and good standing and any rights and franchises material to their businesses; provided, however, solely as a result of the consummation of a Permitted Merger, the
Person that is not the surviving entity may cease to keep in full force and effect its valid existence and good standing.

     5.13 ENVIRONMENTAL.

         (a) Keep any property either owned or operated by Parent, Borrower, or
Borrower's Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent and each Lender documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent and each Lender of any release of a Hazardous Material in any reportable quantity, which could reasonably be expected to result in a Material Adverse Change, from or onto property owned or operated by Parent or its Subsidiaries and take any
Remedial Actions required of Parent, Borrower, or Borrower's Subsidiaries to abate said release in compliance with applicable Environmental Law, and (d)
promptly, but in any event within 5 days of its receipt thereof, provide Agent and each Lender with written notice of any of the following: (i) notice that an
Environmental Lien has been filed against any of the real or personal property of Parent, Borrower, or Borrower's Subsidiaries, (ii) commencement of any
Environmental Action against or notice that an Environmental Action will be filed against Parent, Borrower, or Borrower's Subsidiaries, and (iii) notice of a violation of, citation with respect to, or other administrative order with respect to any Environmental Law which reasonably could be expected to result in a Material Adverse Change.

     5.14 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business
Days after obtaining knowledge thereof, notify Agent and each Lender if any written information, exhibit, or report furnished to Agent or any Lender contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

     5.15 CONTROL AGREEMENTS. Subject to the limitations set forth in Section
6.12, take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code (or,
for so long as the "Obligations" under and as defined in the Bank Credit
Agreement remain outstanding, control which will spring into effect upon payment and satisfaction in full of such "Obligations") with respect to all of its
Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights.

     5.16 FORMATION OF SUBSIDIARIES. Within 10 days after the time that Borrower or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower or such
Subsidiary, as applicable, shall (a) cause such new Subsidiary to provide to
Agent a joinder to the Guaranty, and the Security Agreement, together with such other security documents (including (i) mortgages with respect to any Real
Property of such new Subsidiary with a value in excess of $250,000, and (ii) if required by the Security Agreement, an Engine and Spare Parts Security Agreement
and an Aircraft Security Agreement), as well as appropriate financing statements
(and with respect to all property subject to a mortgage, fixture filings), all in form and substance

                                      -18-

satisfactory to the Required Lenders (including being sufficient to grant Agent a Lien (subject only to Permitted Liens and subject in priority only to the Bank
Credit Agent's Liens under the Bank Credit Agreement) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new
Subsidiary, in form and substance satisfactory to the Required Lenders, and (c)
provide to Agent all other documentation, including one or more opinions of counsel satisfactory to the Required Lenders, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property with a value in excess of $250,000 subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

     5.17 SPARE PARTS.

         (a) Keep all Eligible Spare Parts only at Borrower's primary maintenance and operations facility at Honolulu International Airport in fenced areas with readily visible signage indicating that the Spare Parts located at such location are subject to a Lien in favor of Agent.

         (b) Keep all Spare Parts of Borrower not designated as Eligible Spare
Parts only at the locations identified on Schedule 4.3 (and not permit any Spare
Parts to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or other Person), provided that: (i) so long as (A) such amendment occurs by written notice to Agent not less than 20 days prior to the date on which such Spare Part is moved to such new location, and (B) such new location is within the United States, Borrower may amend Schedule 4.3 to add additional locations; (ii) any Spare Part that is not an Eligible Spare Part may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person for purposes of repair in the ordinary course of Borrower's business so long as either (x) no Event of Default has occurred and is continuing or would result therefrom, or (y) the aggregate value of all such Spare Parts in the possession of or under the control of all such Persons, in the aggregate, does not exceed
$1,500,000; (iii) so long as such transit is in the ordinary course of
Borrower's business, Borrower may move Spare Parts that are not Eligible Spare
Parts from any location in the United States identified on Schedule 4.3 to any other location in the United States identified on Schedule 4.3; (iv) so long as
(A) no Event of Default has occurred and is continuing or would result therefrom, (B) such transit is in the ordinary course of Borrower's business, and (C) the aggregate value of all Spare Parts moved to all such foreign locations, in the aggregate, does not exceed $2,500,000, Borrower may move Spare
Parts that are not Eligible Spare Parts from any location in the United States identified on Schedule 4.3 to any location outside the United States (including locations outside the United States where such Spare Parts are in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person); and (v) so long as such transit is in the ordinary course of Borrower's business, Borrower may move
Spare Parts that are not Eligible Spare Parts from any location outside the
United States to any other location outside the United States.

         (c) Maintain in effect a Spare Parts Tracking System.

         (d) Maintain all records, logs, serviceability tags and other documents and materials required by applicable law, including the FARs, or by Borrower's
Maintenance Program.

         (e) Not permit any Spare Parts to be leased, sold, exchanged, attached or installed on any Aircraft, Engine, flight simulator, or other Equipment, or otherwise disposed of; provided, however, that (i) Borrower may sell Spare Parts to other airlines in the ordinary course of Borrower's business, (ii)

                                      -19-

Borrower may attach or install Spare Parts to its Aircraft, Engines, flight simulators, or other Equipment in the ordinary course of business, and (iii)
with respect to Spare Parts that are not Eligible Spare Parts, pool, exchange, or lease such Spare Parts pursuant to a parts pooling, parts exchange, or short-term parts leasing agreement which is acceptable to the Required Lenders in their Permitted Discretion so long as (x) no Event of Default has occurred and is continuing or would result therefrom, or (y) the aggregate value of all such Spare Parts subject to all such agreements, in the aggregate, does not exceed $100,000.

         (f) Each of Parent, Borrower, and Borrower, on behalf of each of its
Subsidiaries, hereby waives any and all rights that it has or may have in the future to assert or claim against Agent or any Lender or any transferee pursuant to the exercise of remedies under any of the Loan Documents, any mechanic's, repairer's, servicer's, storer's or other Lien against any Collateral, including any Spare Parts. None of Parent, Borrower, or any of Borrower's Subsidiaries
shall permit any Spare Parts to be located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or similar Person; provided, however, that any Spare Part that is not an Eligible Spare Part may be in the possession of or under the control of a bailee, warehouseman, FAA repair station, overhaul or maintenance servicer, mechanic, or similar Person to the extent expressly permitted by (but without duplication of) the proviso to Section 5.17(b)(ii).

     5.18 SLOTS, GATES, AND ROUTES.

         (a) Utilize each of its Slots, Gates, and Routes (or cause to be utilized in case of any sublicence or sublease thereof permitted by this
Agreement) in accordance with applicable contracts governing such Slot, Gate, or
Route and applicable law (including any minimum utilization requirements under the rules and regulations of the FAA, the DOT or of any other Governmental
Authority or airport authority) in order to maintain its right to use such Slot,
Gate, or Route, as applicable, and where the failure to so maintain its right to use such Slot, Gate, or Route, as applicable, would materially impair the value of the Collateral.

         (b) Promptly upon receipt thereof, deliver to Agent and each Lender copies of (i) each certificate or order relating to each of its Slots, Gates, and Routes or any other material certificates or orders that are issued by the
DOT or any applicable Governmental Authority or airport authority, (ii) all filings made by or on behalf of Parent, Borrower, or any of Borrower's
Subsidiaries with any Governmental Authority related to preserving and maintaining the value of any of its Slots, Gates and Routes and (iii) any notices received from any Person notifying Parent, Borrower, or any of
Borrower's Subsidiaries of an event or other circumstances that would be reasonably likely to materially impair, or have a potential material adverse effect upon, any of the Slots, Gates or Routes.

         (c) Parent shall notify Agent and each Lender not less than 30 days prior to the termination or cessation of operation by Parent, Borrower, or any of Borrower's Subsidiaries in any Slot or on any Route, if such termination or cessation of operating a Slot or Route is reasonably likely to have a Material
Adverse Change on Parent, Borrower, or any of Borrower's Subsidiaries.

     5.19 BENEFIT PLANS. Parent shall provide (or cause to be provided) to Agent and each Lender (i) promptly and in any event within 5 Business Days after
Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know that, with respect to any Benefit Plan, any ERISA Event or
"accumulated funding deficiency" (within the meaning of Section 412 or the IRC or Section 302 of ERISA) has occurred or that an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC, a statement of an Authorized
Person setting forth the details of such occurrence and the action, if any, which Borrower, Parent or such Subsidiary or ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in

                                      -20-

any event within 5 Business Days after receipt thereof by Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate from the PBGC, copies of each notice received by any of them of the PBGC's intention to terminate any Benefit
Plan or to have a trustee appointed to administer any Benefit Plan, (iii)
promptly and in any event within 5 Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information)
to the annual report (Form 5500 Series) with respect to each Benefit Plan, (iv)
promptly and in any event within 5 Business Days after Borrower, Parent, any of
Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to a Benefit Plan, a statement of an Authorized
Person describing the failure to make such installment and (vi) promptly and in any event within 5 Business Days after receipt thereof by Borrower, Parent, any of Borrower's Subsidiaries or any ERISA Affiliate from a sponsor of a
Multiemployer Plan or from the PBGC, a copy of each notice received by any such
Person concerning the imposition of withdrawal liability under Section 4202 of
ERISA or indicating that a Multiemployer Plan may enter reorganization status under Section 4241 of ERISA. Parent shall timely make (or cause to be timely made) each required contribution (other than a de minimis contribution) with respect to each Benefit Plan (including each quarterly contribution required by
Section 412 of the IRC at the time specified in such section) and shall provide
(or cause to be provided) to Agent and each Lender promptly and in any event within 5 Business Days of each such contribution, proof that such contribution was made along with a statement from the Benefit Plan's actuary indicating that such contribution constitutes full and timely payment of all required contributions then due with respect to such Benefit Plan and that there are no past-due contributions outstanding for any Benefit Plan. For purposes of the foregoing sentence only, a contribution that actually is made within 15 Business
Days of when it actually was due shall be considered timely made if (i) the contribution is less than $1,000,000; (ii) the total outstanding past-due contributions with respect to all Benefit Plans (determined without regard to this sentence) do not exceed $1,000,000; and (iii) the PBGC has not perfected a
Lien with respect to any Benefit Plan.

6.   NEGATIVE COVENANTS.

         Each of Borrower and each Guarantor covenants and agrees that, until payment in full of the Obligations, each of Borrower and each Guarantor will not and will not permit any of Parent's Subsidiaries to do any of the following:

     6.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any
Indebtedness, except:

         (a) Indebtedness evidenced by this Agreement and the other Loan
Documents,

         (b) Indebtedness set forth on Schedule 4.19 and any Refinancing
Indebtedness in respect of such Indebtedness,

         (c) Permitted Purchase Money Indebtedness and any Refinancing
Indebtedness in respect of such Indebtedness,

         (d) endorsement of instruments or other payment items for deposit,

         (e) Indebtedness composing Permitted Investments,

         (f) the incurrence by Parent, Borrower, or Borrower's Subsidiaries of
Indebtedness under any Hedge Agreement that are incurred for the bona fide purpose of hedging (i) interest rate risk with respect to Indebtedness of
Parent, Borrower, or Borrower's Subsidiaries permitted to be incurred under this
Agreement and which will have a notional amount no greater than the payments due with

                                      -21-

respect to the Indebtedness being hedged thereby, (ii) currency exchange rate risk in connection with the then existing financial obligations or the acquisition of goods or services and not for purposes of speculation, or (iii)
the cost of fuel to be used in connection with the operations of the Borrower and not for purposes of speculation,

         (g) obligations owing to Banks and Bank Agents under the Bank Credit
Agreement or any of the other Bank Credit Documents and subject to the execution and delivery of an acknowledgement to the terms of the Intercreditor Agreement as required by Section 7.a. of the Intercreditor Agreement, any Indebtedness
used to refinance such Indebtedness;

         (h) unsecured Indebtedness of Parent evidenced by the Subordinated
Notes;

         (i) the IRS Tax Claim Indebtedness, so long as the repayment terms of such IRS Tax Claim Indebtedness set forth in the Plan of Reorganization, the
Confirmation Order and Schedule 4.23 are acceptable to the Required Lenders,

         (j) other unsecured Indebtedness of Borrower and Borrower's
Subsidiaries so long as such Indebtedness (i) is permitted by the Bank Credit
Documents, (ii) matures on a date that is at least one year after the Maturity
Date, (iii) no scheduled principal payments, mandatory prepayments of principal, optional prepayments of principal, or any other principal payments in respect of such Indebtedness can be made until the Maturity Date of such Indebtedness, and
(iv) the interest rate is consistent with market terms then existing; or

         (k) Permitted Parent Indebtedness.

Notwithstanding the foregoing, in no event shall the Senior Indebtedness permitted under this Section 6.1 (exclusive of Indebtedness incurred under subsections (c) and (h)) exceed the Maximum Senior Indebtedness.

     6.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     6.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

         (a) Other than a Permitted Merger, enter into any merger,
consolidation, reorganization, or recapitalization, or reclassify its Stock,

         (b) Other than as a result of a Permitted Merger, liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

         (c) Other than as a result of a Permitted Merger, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, or

         (d) Other than as a result of a Permitted Merger, suspend or go out of a substantial portion of its or their business.

     6.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, the Permitted
Mergers, and Permitted Liens, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Parent's, Borrower's or Borrower's Subsidiaries
assets.

                                      -22-

     6.5 CHANGE NAME. Change Parent's, Borrower's, or any of Borrower's
Subsidiaries' name, organizational identification number, state of organization or organizational identity; provided, however, that Parent, Borrower, or any of
Borrower's Subsidiaries may change their names upon at least 10 days prior written notice to Agent of such change and so long as, at the time of such written notification, Parent, Borrower, or Borrower's Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's
Liens.

     6.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business.

     6.7 PREPAYMENTS AND AMENDMENTS. Except in connection with Refinancing
Indebtedness permitted by Section 6.1,

         (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent, Borrower, or Borrower's Subsidiaries, other than the
Obligations in accordance with this Agreement; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Parent may prepay the Indebtedness described in Section 6.1(h) with the Net Cash Proceeds of the Permitted Parent Indebtedness that is incurred on or before December 31, 2005, or a Parent Rights Offering,

         (b) make any mandatory payment (if any) on account of (i) the First
Lien Obligations to the extent prohibited under the Intercreditor Agreement,
(ii) the Indebtedness evidenced by the Subordinated Notes to the extent prohibited under the terms of the Subordinated Notes or (iii) any Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the applicable subordination terms and conditions, or

         (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.1(b), (c), (g), or (h); provided, however, that (i) nothing in this Section 6.7(c) shall prohibit the amendment or modification of any of the
Bank Credit Documents (to the extent such amendment, modification, alteration, increase or change is not prohibited under the Intercreditor Agreement), and
(ii) Parent, Borrower, or any of Borrower's Subsidiaries may directly or indirectly amend, modify, alter, increase, or change any of the terms of conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 6.1(b), (c), or
(h) so long as (A) such amendment, modification, alteration, increase or change does not result in an increase in the principal amount of such Indebtedness, (B)
after giving effect to such proposed amendment, modification, alteration, increase or change, the interest rate with respect to such Indebtedness is consistent with market terms then existing, (C) such amendment, modification, alteration, increase or change does not result in a shortening of the average weighted maturity of such Indebtedness (provided, however, that such amendment, modification, alteration, increase or change may result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended so long as the maturity for all of the principal that is due in respect of such Indebtedness is a date that is at least 1 year after the Maturity Date),
(D) if the Indebtedness that is the subject of such amendment, modification, alteration, increase or change was subordinated in right of payment to the
Obligations, then after giving effect to such amendment, modification, alteration, increase or change, the subordination terms and conditions of such
Indebtedness must be at least as favorable to Lenders as those that were applicable to the Indebtedness prior to such amendment, modification, alteration, increase or change, and (E) the Indebtedness that is the subject of such amendment, modification, alteration, increase or change is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that is subject of such amendment, modification, alteration, increase or change.

                                      -23-

     6.8 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     6.9 CONSIGNMENTS. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     6.10 DISTRIBUTIONS. Other than Permitted Distributions, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding.

     6.11 ACCOUNTING METHODS. Modify or change its fiscal year (other than as may be required to comply with GAAP and any other change so long as Parent and
Borrower maintain the same fiscal year) or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of
Parent's, Borrower's, or Borrower's Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent and each Lender information regarding Parent's, Borrower's, and Borrower's Subsidiaries'
financial condition.

     6.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that none of Parent, Borrower, or any of Borrower's Subsidiaries shall have Permitted
Investments (other than in the Cash Management Accounts) in Deposit Accounts or
Securities Accounts at any securities intermediary or bank in an aggregate amount at any one time in excess of an amount equal to (i) $2,000,000 plus (ii)
solely for any 3 consecutive Business Days, deposits in Borrower's payroll
Deposit Account, unless Parent, Borrower, or Borrower's Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into
Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments; provided, further, that none of Parent, Borrower, or any of Borrower's Subsidiaries shall have Permitted Investments in Deposit Accounts or Securities Accounts at Morgan
Stanley DWC Inc. or any of its Affiliates in an aggregate amount at any one time in excess of the Permitted Morgan Stanley Amount unless Parent, Borrower, or
Borrower's Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted
Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments. Subject to the foregoing proviso, neither Parent nor
Borrower shall and Borrower shall permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities
Account.

     6.13 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any transaction (including the payment of any management fees)
with any Affiliate of Borrower except for:

         (a) transactions that (i) are in the ordinary course of Borrower's business, (ii) are upon fair and reasonable terms, (iii) if they involve one or more payments by Parent, Borrower, or Borrower's Subsidiaries in excess of
$250,000, are fully disclosed to Agent and each Lender, and (iv) are no less favorable to Parent, Borrower, or Borrower's Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate,

         (b) without duplication, any Permitted Intercompany Advance, any
Permitted Distribution, any Permitted Merger, the transactions contemplated by the Subordinated Documents, and any guarantee of Indebtedness permitted by
Sections 6.1(a), (b), (c), (d), (e), (f) or (g) so long as such guarantee benefits Borrower or any of Borrower's Subsidiaries, and

                                      -24-

         (c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Borrower may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to (i) pay Mr. Lawrence Hershfield fair and reasonable compensation in connection with serving as a director on the Board of Directors or an officer of Parent or Borrower as determined by independent members (other than Mr. Lawrence Hershfield) of the Board of Directors, and (ii) pay Mr.
Randall L. Jenson fair and reasonable compensation in connection with serving as a director on the Board of Directors or an officer of Parent or Borrower as determined by independent members (other than Mr. Randall L. Jenson) of the
Board of Directors.

     6.14 USE OF PROCEEDS. Use the proceeds of the Term Loan for any purpose other than (a) on the Closing Date, (i) to fund distributions under the Plan of
Reorganization, and (ii) to pay transactional fees, costs, and expenses incurred in connection with the Plan of Reorganization, this Agreement, the other Loan
Documents, and the transactions contemplated hereby and thereby, and (b)
thereafter, consistent with the terms and conditions hereof, for its working capital and other lawful and permitted purposes.

     6.15 IRS TAX CLAIM INDEBTEDNESS. Modify or change the repayment plan with respect to the IRS Tax Claim Indebtedness set forth on Schedule 4.23 without the prior written consent of the Required Lenders.

     6.16 FINANCIAL COVENANTS.

         (a) Fail to maintain or achieve:

             (i) MINIMUM EBITDA. EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
 Applicable Amount                             Applicable Period
--------------------------------------------------------------------------------
     $7,294,000                             For the 6 month period
                                             ending June 30, 2005
--------------------------------------------------------------------------------
    $25,175,000                             For the 9 month period
                                           ending September 30, 2005
--------------------------------------------------------------------------------
    $25,073,000                             For the 12 month period
                                           ending December 31, 2005
--------------------------------------------------------------------------------
    $25,000,000                             For the 12 month period
                                             ending March 31, 2006
--------------------------------------------------------------------------------
    $25,000,000                         For the 12 month period ending
                                            each quarter thereafter
--------------------------------------------------------------------------------

provided, however, that (A) if Bank Excess Availability plus Bank Qualified Cash exceeds $70,000,000 at all times during the period from June 1, 2005 through
June 30, 2005, EBITDA for the 6 month period ending June 30, 2005 solely for purposes of this Section 6.16(a)(i) will not be tested, (B) if Bank Excess
Availability plus Bank Qualified Cash exceeds $70,000,000 at all times during the period from September 1, 2005 through September 30, 2005, EBITDA for the 9 month period ending September 30, 2005 solely

                                      -25-

for purposes of this Section 6.16(a)(i) will not be tested, (C) if Bank Excess
Availability plus Bank Qualified Cash exceeds $70,000,000 at all times during the period from December 1, 2005 through December 31, 2005, EBITDA for the 12 month period ending December 31, 2005 solely for purposes of this Section
6.16(a)(i) will not be tested, (D) if Bank Excess Availability plus Bank
Qualified Cash exceeds $70,000,000 at all times during the period from March 1,
2006 through March 31, 2006, EBITDA for the 12 month period ending March 31,
2006 solely for purposes of this Section 6.16(a)(i) will not be tested, and (E)
if Bank Excess Availability plus Bank Qualified Cash exceeds $70,000,000 at all times during the 30-day period immediately prior to the end of each quarter thereafter, EBITDA for the 12 month period ending on such quarter solely for purposes of this Section 6.16(a)(i) will not be tested; provided, further, however, that if Bank Excess Availability plus Bank Qualified Cash does not exceed $70,000,000 at any time during any of the applicable periods specified above (the "EBITDA Event"), EBITDA for all future periods will be tested whether or not Bank Excess Availability plus Bank Qualified Cash exceeds $70,000,000 at any time after the EBITDA Event.

             (ii) BANK EXCESS AVAILABILITY PLUS BANK QUALIFIED CASH. Solely with respect to Borrower and its Subsidiaries, Bank Excess Availability plus Bank
Qualified Cash at all times of at least an amount equal to: (A) during the period from and after the execution and delivery of this Agreement up to (but not including) the date that is the first anniversary of the Closing Date,
$50,000,000; and (B) from and including the date that is the first anniversary of the Closing Date up to (but not including) the Maturity Date, an amount equal to (x) $50,000,000, minus (y) the aggregate amount of amortized payments and optional prepayments in respect of the term loan under the Bank Credit Documents that have been made since the Closing Date.

         (b) LEVERAGE RATIO. Solely with respect to Borrower and its
Subsidiaries, maintain a Leverage Ratio, measured on a quarter-end basis, of (i)
more than 2.75:1.00 during the period from the Closing Date up to (but excluding) the one year anniversary of the Closing Date, (ii) more than
2.60:1.00 during the period from the one year anniversary of the Closing Date up to (but excluding) the second year anniversary of the Closing Date, and (iii)
more than 2.25:1.00 thereafter.

7.   EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     7.1 If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Agent or any Lender, reimbursement of Expenses, or other amounts (other than any portion thereof constituting principal) constituting
Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

     7.2 If Parent, Borrower, or any of Borrower's Subsidiaries:

         (a) fails to perform or observe any covenant or other agreement contained in any of Sections 2.4, 5.2, 5.3, 5.5, 5.8, 5.12, 5.14, 5.16 through
5.19, and 6.1 through 6.8, 6.10, and 6.12 through 6.16 of this Agreement;

         (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11, 5.15, 6.9, and 6.11 of
this Agreement and such failure continues for a

                                      -26-

period of 10 Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Agent or any Lender; or

         (c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents; in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section
7 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Agent or any Lender;

     7.3 If any material portion of Parent's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Parent or the applicable Subsidiary;

     7.4 If an Insolvency Proceeding is commenced by Parent or any of its
Subsidiaries;

     7.5 If an Insolvency Proceeding is commenced against Parent or any of its
Subsidiaries and any of the following events occur: (a) Parent or such
Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or any of its Subsidiaries, or (e) an order for relief shall have been issued or entered therein;

     7.6 If Parent or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     7.7 If one or more judgments, orders, or awards involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against Parent, Borrower, or any of Borrower's Subsidiaries or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Parent, Borrower, or the applicable
Subsidiary;

     7.8 If there is a default (after giving effect to any applicable grace period) in (a) any of the Subordinated Documents, (b) any of the Bank Credit
Documents, (c) the repayment of the obligations owed to the Internal Revenue
Service as set forth in the Plan of Reorganization and the related orders, (d)
one or more agreements to which Parent or any of its Subsidiaries is a party with one or more third Persons relative to Parent's, Borrower's, or any of
Borrower's Subsidiaries' Indebtedness involving an aggregate amount of
$1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Parent's,
Borrower's, or the applicable Subsidiary's obligations thereunder or (e) one or more executory contracts or unexpired leases which are proposed to be assumed pursuant Article VI of the Plan of Reorganization (including any of those identified on Plan Exhibit A thereto) and which relate to any lease of real or personal property of any kind with a fair market value (individually or in the aggregate) of $1,000,000 or more, and any party thereto (other than the
Borrower) asserts in writing that a default has occurred with respect to any such agreement;

                                      -27-

     7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered by Parent, Borrower, or any of Borrower's
Subsidiaries to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

     7.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an Insolvency Proceeding; provided, however, that if the obligation of a Subsidiary of the Borrower that has issued a Guaranty in favor of Agent is terminated in connection with the merger of such Subsidiary with and into Borrower pursuant to a Permitted Merger, the termination of such obligation will not constitute an Event of Default;

     7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, a
Lien on or security interest in the Collateral second only to the Lien under the
Bank Credit Documents covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this
Agreement;

     7.12 Borrower shall at any time cease to be a Certificated Air Carrier;

     7.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Parent, Borrower, or Borrower's Subsidiaries, or a proceeding shall be commenced by Parent, Borrower, or Borrower's Subsidiaries, or by any
Governmental Authority having jurisdiction over Parent, Borrower, or Borrower's
Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Parent, Borrower, or Borrower's Subsidiaries shall deny that Parent,
Borrower, or Borrower's Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

     7.14 (a) If Borrower, Parent, any of Borrower's Subsidiaries or any ERISA
Affiliate shall have made a complete or partial withdrawal from a Multiemployer
Plan, and, as a result of such complete or partial withdrawal, any of them incurs a withdrawal liability in a total amount exceeding $2,000,000 or, if less, an amount that could result in a Material Adverse Change; or if a
Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, Borrower's, Parent's, any of Borrower's Subsidiary's
or any ERISA Affiliate's total contribution requirement with respect to such
Multiemployer Plan exceeds $2,000,000 or, if less, an amount that could result in a Material Adverse Change;

         (b) An ERISA Event has occurred with respect to a Benefit Plan and (i)
30 days thereafter, such ERISA Event (if correctable) shall not have been corrected, and (ii) the then current Unfunded Benefit Liability of such Benefit
Plan exceeds $300,000,000 or, if less, an amount that could result in a Material
Adverse Change (or, in the case of an ERISA Event involving liability under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 4971 or 4975 of the IRC, the liability is in excess of
$2,000,000 or, if less, an amount that could result in a Material Adverse
Change); or

         (c) The total projected benefit obligation of Borrower, Parent,
Borrower's Subsidiaries and all ERISA Affiliates, determined as of the close of any fiscal year of the Parent and in accordance with Financial Accounting
Standards Board Statement No.106 (without regard to continuation coverage required under Part 6 of subtitle B of Title I of ERISA or Section 4980B of the
IRC), for any

                                      -28-

post-employment or retiree health benefits, life insurance coverage, or any other welfare benefits exceeds $70,000,000 or, if less, an amount that could result in a Material Adverse Change.

8.   RIGHTS AND REMEDIES.

     8.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand, except as required by law) may authorize and instruct Agent to do any one or more of the following on behalf of the Lenders (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lenders), all of which are authorized by
Borrower:

         (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

         (b) Cease advancing money or extending credit to or for the benefit of
Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Agent or any Lender;

         (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lenders, but without affecting any of the
Agent's Liens in the Collateral and without affecting the Obligations;

         (d) Agent and Lenders shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by Agent or any Lender, the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

     8.2 REMEDIES CUMULATIVE. The rights and remedies of Agent and Lenders under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Agent or such Lender of any Event of Default shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by it.

9.   TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a)
make payment of the same or any part thereof, (b) in the case of the failure to comply with Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Expenses and any such payments shall not constitute an agreement by the Agent or any
Lender to make similar payments in the future or a waiver by Agent or such
Lender of any Event of Default under this Agreement. Agent need not inquire as to, or contest the

                                      -29-

validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

10.  WAIVERS; INDEMNIFICATION.

     10.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by
Agent or any Lender on which Borrower may in any way be liable, except for such of the foregoing which Agent has expressly agreed to provide under this
Agreement or any of the other Loan Documents.

     10.2 AGENT'S AND LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the
Code, neither Agent nor any Lender shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     10.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold the
Agent Related Persons, and the Lender-Related Persons (each, an "Indemnified
Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent's, Borrower's, and
Borrower's Subsidiaries' compliance with the terms of the Loan Documents, and
(b) with respect to any investigation, litigation, or proceeding related to this
Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified
Person or relate to disputes between or among the Agent and the Lenders. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other
Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the
Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING
INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED
LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY
NEGLIGENT (BUT NOT GROSSLY NEGLIGENT) ACT OR OMISSION OF SUCH INDEMNIFIED PERSON
OR OF ANY OTHER PERSON.

11.  NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by
Parent, Borrower, Agent or any Lender to the other relating to this Agreement or any other Loan Document shall

                                      -30-

be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower, Agent or any Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower, Agent or such
Lender, as the case may be, at its address set forth below:

          If to Parent or             HAWAIIAN AIRLINES, INC.
          Borrower:                   3375 Koapaka St., Ste. G-350
                                      Honolulu, Hawaii 96819
                                      Attn: Mark Dunkerly, Steve Jackson,
                                      and the General Counsel
                                      Fax No. 808-835-3690

          with copies to:             HAWAIIAN HOLDINGS, INC.
                                      12730 High Bluff Drive, Suite 180
                                      San Diego, CA 92130
                                      Attn: Lawrence Hershfield
                                      Fax No. 858-523-1899

          and:                        DECHERT LLP
                                      30 Rockefeller Plaza
                                      New York, NY 10112
                                      Attn: Charles Weissman, Esq.
                                      Fax No. 212-698-3599

          If to Agent:                CANYON CAPITAL ADVISORS LLC
                                      9665 Wilshire Boulevard, Suite 200
                                      Beverly Hills, CA 90212
                                      Attn: Jack Hersch
                                      Fax No. 310-247-2701

          with copies to:             SIDLEY AUSTIN BROWN & WOOD LLP
                                      555 West Fifth Street, 40th Floor
                                      Los Angeles, CA 90013
                                      Attn: Catherine E. Albright, Esq. and
                                            Gary J. Cohen, Esq.
                                      Fax No. 213-896-6600

          If to Lender:               The address set forth for such Lender on
                                      Schedule C-1.
                                      ------------

         Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent or any Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent or any Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when

                                      -31-

deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS
EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH
OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF
AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO
ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL
BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.

         (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN
CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND
LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW,
FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED,
HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER
PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION
WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER
PROPERTY MAY BE FOUND. BORROWER, AGENT AND EACH LENDER WAIVE, TO THE EXTENT
PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE
OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS
BROUGHT IN ACCORDANCE WITH THIS SECTION 12(B).

         (c) BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT
OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN,
INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER
COMMON LAW OR STATUTORY CLAIMS. BORROWER, AGENT AND EACH LENDER REPRESENT THAT
EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY
TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF
LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A
TRIAL BY THE COURT.

13.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     13.1 ASSIGNMENTS AND PARTICIPATIONS.

         (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable portion of all, of the Obligations and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender or to a
Related Fund); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the
Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and

                                      -32-

its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by Agent, the assigning Lender or
Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an
Eligible Transferee if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender, or (y) the assignee is an Affiliate (other than individual(s)) of a Lender or a Related
Fund.

         (b) From and after the date that Agent notifies the assigning Lender
(with a copy to Borrower) that it has received an executed Assignment and
Acceptance, if applicable, and payment of the required processing fee, (i) the
Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and
Acceptance, shall have the rights and obligations of a Lender under the Loan
Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among
Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning
Lender's obligations under Article 15 and Section 16.7 of this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of
Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3)
such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and
Acceptance, (4) such Assignee will, independently and without reliance upon
Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5)
such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such
Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section
13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

         (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in its Obligations and the other rights and interests of that Lender
(the "Originating Lender") hereunder and under the other Loan Documents;

                                      -33-

provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender"
hereunder or under the other Loan Documents and the obligations of the
Originating Lender, the Parent, and the Borrower under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this
Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A)
extend the final maturity date of the Obligations hereunder in which such
Participant is participating, (B) reduce the interest rate applicable to the
Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the
Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such
Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this
Agreement. The rights of any Participant only shall be derivative through the
Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of
Parent, Borrower, or Borrower's Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

         (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section
16.7, disclose all documents and information which it now or hereafter may have relating to Parent, Borrower, and Borrower's Subsidiaries and their respective businesses.

         (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve
Bank in accordance with Regulation A of the Federal Reserve Bank or U.S.
Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         (h) The Borrower hereby acknowledges and makes the Term Loan a registered obligation for United States withholding tax purposes. The Borrower shall be the registrar for the Term Loan (the "Registrar") with full power of substitution, and hereby appoints the Agent to act as the initial Registrar. In the event the Agent becomes unable or unwilling to act as registrar under this
Agreement, the Borrower shall reasonably designate a successor Registrar.
Notwithstanding any contrary provision contained in this Agreement or any of the other Loan Documents, neither the Term Loan nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this Section 13. Each Lender, by its acceptance of its interest in the Term Loan, agrees to be bound by the provisions of this Section 13.

                                      -34-

         (i) The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last Registrar) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Term Loan or interests therein (the "Register"). No sale, transfer, hypothecation, participation or assignment of any interest in the Term
Loan shall be effective for any purpose until it shall be entered on the
Register. Prior to the registration of assignment or sale of any interest in the
Term Loan, the Registrar shall treat the Person in whose name such Term Loan is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the event of a sale, transfer, hypothecation, participation or assignment of the
Term Loan or any interest therein, the Lender prior to such sale, transfer, hypothecation, participation or assignment of such interest therein shall provide the Registrar with notice of such transaction at the time of such transaction. The Registrar shall record the transfer of the Term Loan on the
Register maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (i) a written assignment of the Term
Loan being assigned (or the applicable interest therein), (ii) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (iii) such evidence of due execution as the Registrar shall reasonably require. The
Registrar shall record the transfer of the Term Loan on the books maintained for such purpose at the cost and expense of the assignee.

         (j) In the event that any Lender sells participations in the Term Loan, such Lender shall maintain a register on which it enters the names of all participants in the Term Loan held by it (the "Participant Register"). A Term
Loan may be participated in whole or in part only by registration of such participation on the Participant Register, and any participation of such Term
Loan or transfer of such participation may be effected only by the registration of such participation on the Participant Register.

     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release
Borrower from its Obligations. A Lender may assign this Agreement and the other
Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

14.  AMENDMENTS; WAIVERS.

     14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and
Borrower, do any of the following:

         (a) postpone or delay any date fixed by this Agreement or any other
Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

         (b) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

                                      -35-

         (c) change the Pro Rata Share that is required to take any action hereunder,

         (d) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

         (e) other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,

         (f) change the definition of "Required Lenders" or "Pro Rata Share",

         (g) contractually subordinate any of the Agent's Liens,

         (h) release Borrower or any Guarantor from any obligation for the payment of money,

         (i) change the definitions of Eligible Spare Parts, Term Loan, or change Section 2.1(b), or

         (j) amend any of the provisions of Section 15.1.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of Agent and Lenders among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     14.2 REPLACEMENT OF HOLDOUT LENDER.

         (a) If any action to be taken by the Lenders or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the
Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

         (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and
Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.
If the Holdout Lender shall refuse or fail to execute and deliver any such
Assignment and Acceptance prior to the effective date of such replacement, the
Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement
Lenders shall have acquired all of the Obligations and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata
Share of the obligations hereunder and under the other Loan Documents.

     14.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan
Document, or delay by Agent or

                                      -36-

any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each
Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any
Lender may have.

15.  AGENT; THE LENDER GROUP.

     15.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Canyon Capital Advisors LLC as its representative under this
Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this
Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a))are solely for the benefit of Agent, and the
Lenders, and Parent, Borrower, and Borrower's Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other
Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word
"Agent" is for convenience only, that [Canyon Capital Advisors, LLC] is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a)
maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the
Collections of Parent, Borrower, and Borrower's Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents,
(c) exclusively receive, apply, and distribute the Collections of Parent,
Borrower, and Borrower's Subsidiaries as provided in the Loan Documents, (d)
open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent,
Borrower, and Borrower's Subsidiaries, (e) perform, exercise, and enforce any and all other rights and remedies of the Agent and Lenders with respect to
Borrower, the Obligations, the Collateral, the Collections of Parent, Borrower,
and Borrower's Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     15.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this
Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the

                                      -37-

negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     15.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent, Borrower, or any
Subsidiary of Borrower or Affiliate of Parent or Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of
Parent, Borrower or the books or records or properties of any of Borrower's
Subsidiaries or Affiliates of Parent or Borrower.

     15.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any
Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this
Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the
Lenders.

     15.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless
Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of
Default, such Lender promptly shall notify the other Lenders and Agent of such
Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

                                      -38-

     15.6 CREDIT DECISION. Each Lender acknowledges that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent,
Borrower, Borrower's Subsidiaries, and Parent's and Borrower's or Affiliates,
shall be deemed to constitute any representation or warranty by any
Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any
Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related
Persons.

     15.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the
Collections of Parent, Borrower, and Borrower's Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Parent, Borrower, or Borrower's Subsidiaries, each
Lender hereby agrees that it is and shall be obligated to pay to Agent such
Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the
Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their
Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related
Person of any portion of such Indemnified Liabilities resulting solely from such
Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro
Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     15.8 AGENT IN INDIVIDUAL CAPACITY. Canyon Capital Advisors, LLC and its
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business

                                      -39-

with Parent, Borrower, and Borrower's Subsidiaries and Affiliates and any other
Person party to any Loan Documents as though Canyon Capital Advisors, LLC were not Agent hereunder, and, in each case, without notice to or consent of the
Lenders. Lenders acknowledge that, pursuant to such activities, Canyon Capital
Advisors, LLC or its Affiliates may receive information regarding Parent,
Borrower, or Borrower's Affiliates and any other Person party to any Loan
Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the
Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders"
include Canyon Capital Advisors, LLC in its individual capacity.

     15.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the
Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace
Agent with a successor Agent from among the Lenders. So long as no Event of
Default has occurred and is continuing, any successor Agent must be satisfactory to Borrower; provided, however, that the Borrower's right to approve a successor
Agent pursuant to this sentence shall not in any manner affect the right of
Agent to resign pursuant to the first sentence of this Section 15.9. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring
Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of
Agent hereunder until such time, if any, as the Lenders appoint a successor
Agent as provided for above.

     15.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent,
Borrower, Borrower's Subsidiaries, and Parent's and Borrower's Affiliates and
any other Person party to any Loan Documents as though such Lender were not a
Lender hereunder without notice to or consent of the other Lenders. The other
Lenders acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent, Borrower, or
Parent's or Borrower's Affiliates and any other Person party to any Loan
Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the
Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such
Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

     15.11 WITHHOLDING TAXES.

         (a) All payments made by Borrower hereunder or under any note or other
Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section (a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees,

                                      -40-

assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any franchise tax and tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any
Lender) and all interest, penalties or similar liabilities with respect thereto.
If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section (a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable (i) results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction), (ii) results from an obligation by Agent or such Lender to withhold, deduct, or pay such amount that existed prior to the date that Agent or such Lender became a party to this Agreement, or (iii)
results from such Lender's failure to comply with the provisions of Section (b).
Borrower will furnish to Agent and each Lender as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

         (b) If a Lender claims an exemption from United States withholding tax,
Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

             (i) if such Lender claims an exemption from United States
withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower
(within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4)
of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

             (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

             (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;
or;

             (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

             (c) If Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of
Agent and Borrower, to deliver to Agent and Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to

                                      -41-

exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent and Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction

         (d) If Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such
Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such
Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 15.11 (b) or 15.11 (c)
as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections15.11 (b) or 15.11 (c), if applicable.

         (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b)
or (c) of this Section 15.11 are not delivered to Agent and borrower, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this
Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     15.12 COLLATERAL MATTERS.

         (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and
Agent may rely conclusively on any such certificate, without further inquiry),
(iii) constituting property in which Parent, Borrower, or Borrower's
Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Parent, Borrower, or Borrower's Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders.
Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien

                                      -42-

without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of)
all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

         (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that
Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     15.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

         (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the
Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the
Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

         (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to
Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     15.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     15.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer

                                      -43-

instructions as each party may designate for itself by written notice to Agent.
Concurrently with each such payment, Agent shall identify whether such payment
(or any portion thereof) represents principal, premium, fees, or interest of the
Obligations.

     15.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each Lender
authorizes and directs Agent to enter into this Agreement and the other Loan
Documents. Each Lender agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the
Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     15.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY
LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

         (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

         (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

         (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Parent's, Borrower, and Borrower's
Subsidiaries' books and records, as well as on representations of Parent's personnel,

         (d) agrees to keep all Reports and other material, non-public information regarding Parent, Borrower, and Borrower's Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.7, and

         (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other
Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying
Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold
Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts
(including, attorneys fees and costs) incurred by Agent and any such other
Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of
Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that
Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such
Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender.

                                      -44-

     15.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the
Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint)
obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares, to make an amount not to exceed their respective Pro
Rata Shares of the Term Loan. Nothing contained herein shall confer upon any
Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other
Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any
Participant of any other Lender. Except as provided in Section 15.7, neither
Agent nor any Lender shall have any liability for the acts of Agent or any
Lender other than themselves any other Lender. No Lender shall be responsible to
Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     15.19 INTERCREDITOR AGREEMENT. Each Lender hereunder (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the
Intercreditor Agreement and (iii) authorizes and instructs Agent to enter into the Intercreditor Agreement as agent and on behalf of such Lender. Nothing contained in the Intercreditor Agreement, this Agreement or elsewhere in any of the other Loan Documents is intended to or shall impair, as between the Borrower and the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the obligation of the Borrower and each Guarantor, which is absolute and unconditional, to pay to the Agent and Lenders prompt payment in full, when due or declared due, whether at maturity, acceleration, call for redemption or otherwise, and at all such times, of any and all amounts owed by the Borrower with respect to the Obligations, or is intended to or shall affect the relative rights of the Lenders and creditors of the Borrower or any Guarantor (other than the Bank Credit Agent and the Bank Credit Lenders), nor shall anything herein or therein afford the Borrower or any Guarantor any right or power to contest the
Agent's or any Lender's exercise of any and all remedies otherwise permitted by applicable law upon default under this Agreement or the other Loan Documents.

16.  GENERAL PROVISIONS.

     16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Agent, Lenders or Borrower, whether under any rule of construction or otherwise. On the contrary, this
Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and

                                      -45-

delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this
Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Agent or any Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Agent or Such Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such
Voidable Transfer, or the amount thereof that the Agent or Such Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Agent and Such Lender related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.7 CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding
Parent, Borrower, and Borrower's Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the
Lenders in a confidential manner, and shall not be disclosed by Agent and the
Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any
Agent or any member of the Lender Group who need such information in connection with their work, (b) to Subsidiaries and Affiliates of any Agent or any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this
Section 16.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by
Parent, Borrower, or Borrower's Subsidiaries or as requested or required by any
Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public
(other than as a result of prohibited disclosure by Agent or the Lenders), (f)
in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or any pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant or prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this
Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.7 shall survive for
2 years after the payment in full of the Obligations.

     16.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     16.9 PUBLIC DISCLOSURE. Parent and Borrower agree that neither they nor any of their respective Affiliates will issue any press release or other public disclosure using the name of Agent, any Lender or any of their respective
Affiliates or Related Funds or referring to this Agreement or any other

                                      -46-

Loan Document without the prior written consent of Agent or such Lender, except to the extent that Parent, Borrower or such Affiliate is required to do so under applicable law (in which event, Parent, Borrower or such Affiliate will consult with Lender before issuing such press release or other public disclosure). Agent agrees that it will consult in advance with Borrower regarding the so-called
"tombstone" (and the marketing materials related thereto) that is created and published for the purpose of announcing the financing transaction contemplated by this Agreement.

     16.10 EFFECT OF TERMINATION OF BANK CREDIT AGREEMENT. Borrower and
Guarantors agree that, in the event that the "Obligations" under and as defined in the Bank Credit Agreement are paid and satisfied in full, in connection therewith, Borrower and Guarantors will negotiate in good faith with Agent and
Lenders toward a mutually agreed upon amendment to this Agreement, which amendment amends Sections 5.9 and 6.16, the definitions of "Bank Borrowing Base
Certificate," "Bank Excess Availability," "Eligible Ground Equipment," "Eligible
Spare Parts," and "Leverage Ratio," and any other applicable provision of this
Agreement or the other Loan Documents to reflect such payment and satisfaction of such "Obligations," it being understood and agreed that an amendment reflecting terms substantially similar to those contained in the corresponding provisions of the Bank Credit Agreement will be mutually agreeable.

                          [Signature pages to follow.]

                                      -47-

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        HAWAIIAN HOLDINGS, INC., a Delaware
                                        corporation

                                        By: /s/ Randall L. Jenson
                                            ------------------------------------
                                        Title: Chief Financial Officer,
                                        Treasurer & Secretary

                                        HAWAIIAN AIRLINES, INC., a Delaware
                                        corporation

                                        By: /s/ Stephen Jackson
                                            ------------------------------------
                                        Title: Senior Vice President, Chief
                                               Financial Officer & Treasurer

              [additional signatures appear on the following page]

                 [SIGNATURE PAGE TO CREDIT AGREEMENT - TERM B]

                                        CANYON CAPITAL ADVISORS LLC, AS AGENT

                                        By: /s/ Josh Friedman
                                        Title: Managing Partner

                                        CANPARTNERS INVESTMENTS IV, LLC, AS
                                        LENDER

                                        By: /s/ Josh Friedman
                                        Title: Managing Partner

                 [SIGNATURE PAGE TO CREDIT AGREEMENT - TERM B]

                             EXHIBITS AND SCHEDULES

Exhibit A-1               Form of Assignment and Acceptance
Exhibit B-1               Form of Bank Borrowing Base Certificate
Exhibit E-1               Form of Engine and Spare Parts Security Agreement
Exhibit G-1               Form of Guaranty
Exhibit I-1               Form of Intercompany Subordination Agreement
Exhibit N-1               Form of Note
Exhibit S-1               Form of Security Agreement

Schedule A-2              Authorized Persons
Schedule E-1              Eligible Spare Parts Located at LAX
Schedule P-1              Permitted Liens

Schedule 1.1              Definitions
Schedule 2.4(a)           Cash Management Banks
Schedule 2.4(d)           Credit Card Processors
Schedule 3.1              Conditions Precedent
Schedule 4.3              Locations of Spare Parts
Schedule 4.4              Locations of Equipment (other than Spare Parts)
Schedule 4.7(a)           States of Organization
Schedule 4.7(b)           Chief Executive Offices
Schedule 4.7(c)           Organizational Identification Numbers
Schedule 4.7(d)           Commercial Tort Claims
Schedule 4.8(c)           Capitalization of Borrower's Subsidiaries
Schedule 4.10             Litigation
Schedule 4.13             Employee Benefit Plans
Schedule 4.14             Environmental Matters
Schedule 4.15             Intellectual Property
Schedule 4.17             Deposit Accounts and Securities Accounts
Schedule 4.19             Permitted Indebtedness
Schedule 4.22             Slots, Gates, and Routes
Schedule 4.23             IRS Tax Claim Indebtedness Repayment Plan
Schedule 5.2              Collateral Reporting
Schedule 5.3              Financial Statements, Reports, Certificates